[Letterhead of]
                          BRANDEN T. BURNINGHAM
                             ATTORNEY AT LAW
                       455 EAST 500 SOUTH, SUITE 205
                         SALT LAKE CITY, UTAH 84111

                                                     TELEPHONE: (801) 363-7411
ADMITTED IN UTAH AND CALIFORNIA                      FACSIMILE: (801) 355-7126


March 22, 1999

William R. Davidson, Director
R & R Ranching, Inc.
899 South Artistic Circle
Springville, Utah 84663


Re:   R & R Ranching, Inc., a Nevada corporation (the "Company")


Dear Mr. Davidson:

     The Company has retained me in connection with the preparation and filing of its Registration Statement on Form SB-2 with the Securities and Exchange Commission (the "Registration Statement"), with respect to 100,000 Units (each Unit consisting of one share of the Company's one mill ($0.001) par value common stock (the "Shares"); one "A" Warrant to purchase an additional share of common stock at a price of $2.50 per share; and one "B" Warrant to purchase an additional share of common stock at a price of $5.00 per share). The Shares and the shares of common stock underlying the "A" Warrants and the "B" Warrants shall be referred to collectively herein as the "Common Stock."

     You have requested an opinion as to whether the Common Stock to be issued on the terms set forth in the Registration Statement will be validly issued, fully paid and non-assessable.

     I have examined the following documents in connection with this matter:

     1.  Articles of Incorporation of the Company;

     2.  Bylaws of the Company;

     3.  The Registration Statement; and

     4. Unanimous Consents of the Sole Director and of the Sole Stockholder of the Company.

     In addition, I have examined such other corporate records and documents and have made such other examinations as I have deemed relevant.

     Based upon the foregoing, I am of the opinion that the Common Stock to be issued pursuant to the Registration Statement is validly authorized and that, when issued in accordance with the terms set forth therein, the Common Stock will be validly issued, fully paid and non-assessable.

                                                  Sincerely yours,


                                                  /s/ Branden T. Burningham